EXHIBIT  4.1

              RESTATED CERTIFICATE OF INCORPORATION
                               OF
              INTER-REGIONAL FINANCIAL GROUP, INC.


  FIRST:   The name  of this  Corporation is  Inter-Regional
Financial Group, Inc.

  SECOND:   The registered  office of the Corporation in the
State of Delaware is to be located at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

  THIRD: The purpose of the Corporation is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and
privileges   which  corporations  organized  under  the General
Corporation  Law of Delaware may have under the laws of the
State of  Delaware as  in force  from time  to time, including
without   limitation  all   powers,  rights   and privileges
necessary or convenient to carry out all those acts and activities in which it may lawfully engage.

  FOURTH:     Section  1.     Shares,   Classes  and  Series
Authorized.   The total number of  shares of stock which this
Corporation is authorized to issue is 22,501,940 shares, of which 20,000,000 shares of the par value of $.125 per share are designated Common Stock, and 2,000,000 shares of the par value of $1.00 per share are designated $1 Par Value Preferred Stock, 1,940 shares of the par value of $100 per share are designated 7% Convertible Preferred Stock and 500,000 shares of the par value of $16.00 per share are designated as $16
Par  Value Preferred  Stock.   The $1 Par Value Preferred  Stock,
the  7% Convertible Preferred Stock and  the   $16  Par   Value
Preferred   Stock  are   herein collectively referred to  as the
"Preferred Stock".

  The Preferred Stock is hereby authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting power,
and  such   designations,  preferences  and relative,
participating, optional or other special rights and qualifications, limitations or restrictions thereof and may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or
resolutions  adopted  by  the   Board  of Directors providing for
the issue thereof.

  Section 2. Description of Capital Stock. The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

PREFERRED STOCK

      A.  Rights  and   Restrictions  of   Preferred  Stock.
Authority is  hereby expressly  vested in  the Board of
Directors of the Corporation, subject to the provisions of  this
Article  FOURTH   and  to   the  limitations prescribed by  law,
to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix
by  resolution or    resolutions  adopted  by  the  affirmative
vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to:

            (1)  The designation of such series.

            (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be
payable,  the   relation  which   such dividends shall  bear to
the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative.

            (3) Whether the shares of such series shall be subject to redemption by the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

            (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

            (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of
the   Corporation's  capital  stock,  and,  if  provision be
made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

            (6) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

            (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

            (8) The provisions as to voting, optional and/or other special rights and preferences, if any.

7% CONVERTIBLE PREFERRED STOCK

      B. Dividends. The holders of 7% Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for such purpose, cash dividends at the rate of $7.00 per annum per share, payable semi-annually on the first day of June
and December of each year.   Such dividends  shall be  cumulative
on the 7% Convertible Preferred Stock from the date of original issue and shall be cumulative whether or not earned. In no event shall any dividend (other than dividends payable in Common Stock of the Corporation) be paid or declared nor shall any distribution be made on the Common Stock nor shall any Common Stock be purchased, redeemed or otherwise acquired by the Corporation for value nor shall any monies be paid to or set aside or made available for a purchase fund or sinking fund for the purchase or redemption of any Common Stock unless all dividends on the 7% Convertible Preferred Stock for all past semi-annual dividend periods and for the then current semi-annual dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment.

      C. Dissolution, Liquidation and Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of 7% Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation an amount equal to $100 per share, together with
an  amount  equal  to  dividends accumulated  and   unpaid
thereon   to  the   date  of distribution before  any payment
shall be  made or any     assets distributed  to the holders of
Common Stock as a distribution of assets on such liquidation,
dissolution or winding  up.    If  the  assets  available  are
not sufficient to pay in full the amounts so payable to the holders of all 7% Convertible Preferred Stock, the holders of 7% Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to
which  they  would  otherwise  be entitled.     The
consolidation   or  merger   of  the Corporation into  or  with
any other corporation or corporations pursuant to the statutes of the State of Delaware shall not be deemed liquidation, dissolution or winding up of the Corporation with the meaning of any of the provisions of this section.

      D.  Voting Rights.   The  holders  of  7%  Convertible
Preferred Stock  shall be  entitled  to  one  vote  per share.

      E.  Redemption.   From and after June 30, 1977, the 7%
Convertible Preferred Stock may be redeemed as a whole at any time or in part from time to time at the option of the Corporation by resolution of the Board of Directors at the redemption price of $100 per share together with an amount equal to accrued and unpaid dividends thereon to the redemption
date.  If less than all  of   the  outstanding  shares  of  7%
Convertible Preferred Stock  are to  be redeemed  pursuant to
this paragraph,  the   shares  to   be  redeemed   shall  be
determined either by lot or pro rata in such manner as the Board of Directors may prescribe.

      If at any time (whether before or after June 30, 1977) a holder of 7% Convertible Preferred Stock shall not be approved by the New York Stock Exchange, Inc. (the "NYSE") or by the Board of Governors of the NYSE, and such approval shall be required, the Corporation may redeem all, but not less than all, of the shares of 7% Convertible Preferred Stock held by such holder at the redemption price of $100 per share together with an amount equal to accrued and unpaid dividends thereon to the redemption date.

      Notice of every redemption of 7% Convertible Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they appear on the stock books of the Corporation, not less than one month and not more than three months prior to the date fixed for redemption. Notice of such redemption shall simultaneously be given to the NYSE.

      If notice of redemption shall have been duly given as aforesaid, and if, on or before the redemption date specified in the notice, all funds necessary for the redemption shall have been deposited in trust with a bank or trust company in good standing and doing business at any place within the United States of America, having capital, surplus and
undivided profits   aggregating at  least $1,000,000, and
designated in the notice of redemption, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of such deposit, notwithstanding that any
certificate for 7% Convertible Preferred Stock so  called   for
redemption   shall  not   have   been surrendered for
cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate from and after the date fixed for redemption, and all rights with respect to the 7% Convertible Preferred Stock so called for redemption shall forthwith on the date of such deposit cease and terminate, except only the right of the holders thereof to receive the redemption price of shares so redeemed, including accrued dividends to the redemption date,
but without interest, and, in the case  of   such  deposit,  any
conversion  rights  not theretofore expired  shall cease  and
terminate.    Any funds deposited  by the  Corporation pursuant
to this paragraph and unclaimed at the end of six years after the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment, the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

      F.  Conversion Rights.   The  7% Convertible Preferred
Stock shall be convertible into Common Stock at the option of the holder thereof at any time after June 30, 1977 as hereinafter in  this Section  F provided. Each share  of  7%
Convertible  Preferred  Stock  shall  be     convertible into
the number of whole shares of Common Stock obtained by dividing the sum of $100 by the market value of the Common Stock of
the Corporation as hereinafter defined.   Upon  conversion no
payment or adjustment on account of dividends accrued for the then current semi-annual dividend period on 7% Convertible Preferred Stock surrendered for conversion shall be made, but the Corporation shall make a cash payment equal to all dividends accrued but unpaid for all past dividend periods.

      The  market   value  of   the  Common   Stock  of  the
Corporation shall  be determined  as follows, whichever is
applicable:    (a)  If  the  Common  Stock  of  the Corporation
shall be listed upon a stock exchange registered under the Securities Exchange Act of 1934, the market value shall equal the average of the closing price on that exchange for the ten business days preceding the date on which the notice of election to convert is given; (b) If the Common Stock of the Corporation is not listed on such an exchange but is traded in the over-the-counter market, the market value shall be the average of the high closing bid quotation on the ten business days preceding the date on which notice of election to convert is given, as reported by the National Quotations Bureau, Incorporated or by any other source agreeable to the Corporation and the holder of the 7% Convertible Preferred Stock to be converted; (c) If the Common Stock of the Corporation is not listed on such an exchange or traded in the over-the-counter market, the market value shall be the book value of the Common Stock of the Corporation determined as of the last day of the month preceding the month in which the notice of election to convert shall be given.

      Any holder of 7% Convertible Preferred Stock desiring to convert the same into Common Stock shall given written notice to the Corporation at its principal office stating the number of shares of 7% Convertible Preferred Stock which he elects to convert accompanied by a certificate or certificates representing the number of shares to be converted duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer. Subject to the Corporation's right to redeem the 7% Convertible Preferred Stock so surrendered, the Corporation shall within not less than one month and not more than three months thereafter issue and deliver certificates for the number of whole shares of Common Stock into which the 7% Convertible Preferred Stock has been converted to the person for whose account the 7% Convertible Preferred Stock was surrendered, together with cash in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion on the basis of the market value of the Common Stock determined for such conversion.

      Upon surrender of any 7% Convertible Preferred Stock for conversion, the Corporation shall have the right, in lieu of
issuing Common Stock as herein provided, to redeem  the   7%
Convertible   Preferred   Stock   so surrendered for conversion
in accordance with Section E of  this  Article  FOURTH  except
that  no  notice  of redemption need  be given.   Payment  of the
redemption price shall be made within not less than one month nor more than three months of the date of giving notice of election to convert the 7% Convertible Preferred Stock.

COMMON STOCK

      G.  Rights and Restrictions of Common Stock.  The powers,
preferences,   rights,   qualifications and limitations or
restrictions thereof in respect to the Common Stock are as follows:

            (1)   Subject  to  provisions  of  this  Article
FOURTH  with   respect  to   the  7%   Convertible Preferred
Stock   and  to  the  provisions  of  a resolution  or
resolutions  of   the  Board   of  Directors  establishing a
series of Preferred Stock, dividends may be declared by the Board of Directors and paid from time to time out of any funds legally available therefor upon the then outstanding shares of Common Stock, and holders of 7% Convertible Preferred Stock and Preferred Stock shall not be entitled to participate in any such dividends.

            (2)     In  the   event  of   any   dissolution,
liquidation or  winding up  of the  affairs of the Corporation,
all   assets  and   funds   of   the Corporation remaining  after
paying all amounts payable to the holders of 7% Convertible Preferred Stock and the holders of Preferred Stock shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held.

            (3) The holders of Common Stock shall be entitled to one vote per share.

OTHER PROVISIONS

      H. Limitation on Distributions to Stockholders. No dividend shall be declared or paid which shall impair the
capital   of  the   Corporation  nor   shall   any distribution
of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment
or  distribution  is  at least  equal   to  the   aggregate  of
its  debts  and liabilities, including capital.

      I.  Preemptive Rights.   No  holders of  shares of any
class or series of this Corporation shall have any preemptive rights to subscribe for any shares of any class or series of stock of the Corporation, whether now or hereafter authorized, or for any obligations convertible into shares of any class or series of stock of this Corporation, whether now or hereafter authorized.

      J.  Voting by  Classes.   All matters  shall be  voted upon
without  distinction as  to classes  or series  of stock.

  FIFTH:  Reserved.

  SIXTH:  Reserved.

  SEVENTH:   (a) Any  person who  was or  is a  part  or  is
threatened to  be made a party to any threatened, pending or
completed  action,   suit  or   proceeding,  whether  civil,
criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this
Article being  deemed an advance   against    his   receipt   of
any   such   other indemnification   from    any   such    other
corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided however, that, except as provided in paragraph (k) of this Article, the Corporation shall not be required to indemnify any such
person  seeking   indemnification  in   connection  with   a
proceeding (or part thereof) initiated by such person unless the initiation of such proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The termination of any action or suit by judgment, order or settlement shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability nor of any other issue or matter.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful.

  (d) Except as set forth in paragraph (c) of this Article, any indemnification under paragraphs (a) and (b) of this Article (unless ordered by the court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of Common Stock outstanding.

  (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

  (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or seeking advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

  (g) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.

  (h) For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a
director,  officer,   employee  or  agent  of  such constituent
corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this Article, references to "other enterprises" shall include employee benefit plans and any exchange, board of trade, clearing corporation or similar
institution  on   which  the   Corporation  or   any   other
corporation a  majority of  the  stock  of  which  is   owned
directly or indirectly by the Corporation had membership privileges at the relevant time during which any such position was held; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries or with respect to any exchange, board of trade, clearing corporation or similar institution on which the Corporation or any other corporation a majority of the stock of which is owned
directly   or  indirectly   by  the  Corporation  had membership
privileges at the relevant time during which any such position was held; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

  (j) The indemnification and advancement of expenses hereby provided shall be a contract right and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

  (k)   If a  claim under  paragraph (a), (b) or (c) of this
Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such
claim.   It shall be a defense to any such action (other  than an
action brought to enforce a claim for expenses pursuant to paragraph (c) where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct set forth in paragraphs (a) and (b), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation
(including  its  Board   of   Directors, independent legal
counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  EIGHTH:   In furtherance,  and not  in limitation  of  the
powers conferred by statute, the Board of Directors is expressly authorized:

      (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

      (b)   To make,  amend, alter, change, add to or repeal by-
laws of  this Corporation, without any action on the part of  the
stockholders.   The  by-laws made  by  the directors may be
amended, altered, changed, added to or repealed by the stockholders.

      (c) By resolution passed by a majority of the whole board, to designate two or more directors to constitute an Executive Committee, which committee shall have and exercise (except when the Board of Directors shall be in session) such powers and rights of the Board of Directors in the management of the business and affairs of this Corporation as may be
provided in the by-laws or  in   said  resolution,  and  shall
have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

      (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of this Corporation.

      (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of this Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or  book  or document of  this Corporation  except as  conferred
by statute  or   the  by-laws,   or  as  authorized  by  a
resolution of the stockholders or Board of Directors.

      (f)  To sell, assign, convey or otherwise dispose of a
part of  the  property,  assets  and  effects  of  this
Corporation  less   than  the   whole  or   less   than
substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the stockholders in writing or otherwise; and also to sell, assign, transfer, convey and otherwise dispose of the whole or substantially the whole of the property, assets, effects, franchises and good will of this Corporation on such terms and conditions as they will deem advisable, but only with the written consent or pursuant to the affirmative vote of the holders of at least a majority in amount of the stock then having voting power at the time issued and outstanding, but in any event not less than the amount required by law.

      (g) By resolution passed by a majority of the whole board, to designate a committee, to consist of two or more persons who may, but need not, be directors of the Corporation, which shall have such power and authority as the Board of Directors may authorize to administer any or all employee stock option, purchase and bonus plans which may from time to time
be  adopted by the Corporation.   Without limiting  the
generality of the foregoing, such committee may be authorized to select the employees to receive options, determine the number of shares to be covered by each option, determine the option price, determine the form of option and the other terms thereof and issue the options.

      (h) All of the powers of this Corporation, insofar as the same lawfully may be vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

  NINTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the
Corporation  and   any   other   corporation,   partnership,
association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee
thereof   which  authorizes   the   contract   or transaction, or
solely because his or their votes are counted for such purpose if, (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested
directors,   even  though  the  disinterested directors be  less
than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and
the contract or transaction is specifically  approved   in  good
faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

  TENTH: This Corporation may in its by-laws make any other provisions or requirements for the management or conduct of the business of this Corporation, provided the same not be inconsistent with the provisions of this Certificate or contrary to the laws of the State of Delaware or of the United States.

  ELEVENTH:   This Corporation  reserves the right to amend,
alter, change, add to or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter
prescribed   by  the   statute,  and  all  rights conferred upon
officers, directors and stockholders herein are granted subject to this reservation.

  TWELFTH:   A director  of this  Corporation shall  have no
personal liability to this Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation
of   law;  (iii)  for  the  unlawful  payment  of dividends or
unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.

  THIRTEENTH:   The Board  of Directors  of the Corporation, when
evaluating any offer of another party to (a) make a tender offer or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and
economic effects on the employees, customers,  suppliers   and
other   constituents   of   the Corporation and  its subsidiaries
and on the communities in which the Corporation and its subsidiaries operate or are located.

  FOURTEENTH:  SECTION 1.  Special Vote Required for Certain
Business Combinations.   In addition to any affirmative vote
required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in SECTION 2 of this Article FOURTEENTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who after such Business Combination would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than two-thirds of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock
beneficially owned  by such  Interested Stockholder.    Such
affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange or otherwise.

  SECTION  2.     When  Special  Vote  Not  Required.    The
provisions of SECTION 1 of this Article FOURTEENTH shall not be applicable to any particular Business Combination, and such
Business   Combination   shall   require   only   such
affirmative vote, if any, as is required by law, by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange or otherwise, if, in the case of a Business Combination involving the receipt of consideration by
the   holders   of   the   Corporation's outstanding Capital
Stock (as hereinafter defined), the condition specified in paragraph (a) below is met or all of the conditions specified in paragraph (b) below are met or if, in the case of a Business Combination not involving the receipt of consideration by the
holders of the Corporation's outstanding  Capital   Stock,  the
condition  specified  in paragraph (a) below is met:

      (a) Approval by Continuing Directors. The Business Combination (either specifically or as a transaction which is
within an  approved category of transactions) shall  have   been
approved   by  a  majority  of  the Continuing Directors (as
hereinafter defined).

      (b) Minimum Price and Other Requirements. All of the following conditions shall have been met:

            (1) Minimum Price Requirements. With respect to every class or series of outstanding Capital Stock of the Corporation, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of such class or series of Capital Stock:

                (A) The aggregate amount of cash plus the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the amounts determined pursuant to clauses (i) and (ii) below:

                      (i)   the  highest  per  share  price
(including  any  brokerage  commissions, transfer taxes  and soliciting  dealers' fees)  paid  by  or  on  behalf  of  the
Interested  Stockholder   of  beneficial ownership of  shares of
Common Stock in connection with  the acquisition  by the
Interested  Stockholder   of  beneficial ownership of  shares of
Common Stock (x) within the  two-year period  immediately prior
to   the  Announcement  Date  (as hereinafter  defined)   or  (y)
in  the transaction   or   series   of   related transactions  in
which  it  became  an  Interested  Stockholder,   whichever  is
higher, in  either case  as adjusted for any  subsequent   stock
split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                      (ii)   the Fair Market Value per share of
Common Stock (x) on the Announcement Date or (y) on the Determination Date (as hereinafter defined), whichever is higher, as adjusted for any subsequent stock split, stock
dividend, subdivision or  reclassification   with  respect  to
Common Stock.

                (B) The aggregate amount of cash plus the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be
at least equal to the  highest   of  the   amounts   determined
pursuant  to  clauses  (i),  (ii)  and  (iii) below:

                      (i)    the  highest  per  share  price
(including  any  brokerage  commissions, transfer taxes  and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the
Interested  Stockholder   of  beneficial ownership of  shares of
such  class  or series of  Capital Stock  (x) within the  two-
year period immediately prior to the Announcement  Date   or
(y)   in   the transaction   or   series   of   related
transactions  in   which  it  became  an Interested  Stockholder,
whichever  is higher, in  either case  as adjusted for any
subsequent   stock   split,   stock dividend, subdivision or
reclassification with respect to such class or series of Capital Stock;
                     (ii)   the Fair Market Value per share of
such class or series of Capital Stock (x) on the Announcement Date or (y) on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                      (iii)  the highest preferential amount per
share, if any, to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or
winding  up of  the   affairs  of   the  Corporation regardless
of   whether  the   Business Combination to be consummated
constitutes such an event.

      (2)  Other Requirements.

                (A)   The consideration  to be  received  by
holders of a particular class or series o outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varies as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of the largest number of shares of such class or series of Capital Stock.

                (B)   After the Determination Date and prior to
the   consummation   of   such   Business Combination:

                      (i)   there shall have been no failure to
declare  and pay  at the regular date therefor  any   full
regular  dividends (whether or  not cumulative)  payable in
accordance  with   the  terms   of   any outstanding Capital
Stock, other than the Common Stock, except as approved by a majority of the Continuing Directors;

                      (ii)     there  shall   have  been  no
reduction in  the amount,  or change  in the  frequency   of
payment,   of   any dividends regularly  paid on  the Common
Stock (except  as necessary  to  reflect any   stock   split,
stock   dividend, subdivision or  reclassification of  the Common
Stock),  except as  approved by a majority of the Continuing
Directors;

                    (iii)     there  shall  have  been  an
increase in the amount of any dividends regularly paid on the Common Stock as necessary to reflect any reverse stock split or reclassification of the Common Stock, or any split, recapitalization, reorganization or any similar transaction
that   has  the  effect  of reducing  the   number  of
outstanding shares  of   Common  Stock,  unless  the failure so
to increase the amount of such dividends is approved by a majority of the Continuing Directors; and

                   (iv)     such  Interested  Stockholder shall
not  have  become  the  beneficial owner  of   any  additional
shares  of Capital  Stock  except  as  part  of  or otherwise
in   connection   with   the transaction   or   series   of
related transactions  that   resulted  in   such Interested
Stockholder   becoming   an Interested  Stockholder  (including
the exercise  of   any  right   to  purchase additional  shares
of  Capital   Stock granted to any Interested Stockholder by the
Corporation  in connection with such transaction   or   series
of   related transactions)   and except in a transaction   or
series   of   related transactions that,  after giving  effect
thereto,  would   not  result   in   any increase in the
Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                (C)   After  the  Determination  Date,  such
Interested   Stockholder   shall   not   have received the
benefit, directly or indirectly, (except proportionately as a stockholder of the Corporation), of any loans, advances,
guarantees,  pledges   or   other   financial assistance or  any
tax  credits or  other tax advantages  provided   by  the
Corporation, whether in anticipation of or in connection with such Business Combinations or otherwise.

                (D)     A  proxy  or  information  statement
describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act")
(or any subsequent provisions replacing such Act), shall be mailed to all stockholders of the Corporation at least 30 days
prior   to  the  consummation  of  such Business Combination
(whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent
provisions).     Such  proxy  or  information statement  shall
contain, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make
and,  if deemed  advisable   by  a   majority  of  the
Continuing  Directors,   the  opinion  of  an investment  banking
firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of
the  outstanding shares  of   Capital  Stock  other  than  the
Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                (E)   After  the  Determination  Date,  such
Interested Stockholder  shall not  have  made any  major   change
in   the   Corporation's business or  capital  structure  without
the              approval of  a  majority  of  the  Continuing
Directors.

  SECTION  3.     Certain   Definitions.     The   following
definitions  shall   apply  with  respect  to  this  Article
FOURTEENTH:

    (a)  The term "Business Combination" shall mean:

            (1)     any  merger   or  consolidation  of  the
Corporation or  any Subsidiary    (as  hereinafter defined) with
(A) any Interested Stockholder or (B) any other company (whether or not itself an Interested Stockholder) that is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

            (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, or any security arrangement, investment, loan, advance, guarantee agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement, in one transaction or in a series of transactions, with or for the benefit of any Interested Stockholder of any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments
of  the Corporation,  any   Subsidiary,   any   Interested
Stockholder or any Affiliate or Associate or any Interested Stockholder that, together with all other such arrangements, has an aggregate Fair Market Value and/or involves aggregate commitments equal to 10% or more of the book value of the
total  assets   (in  the   case  of   transactions involving
assets or commitments other than capital stock) or 10% or more of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial
Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to
approve  or  authorize  the Business   Combination   involving
the   assets, securities  and/or  commitments  constituting  any
Substantial Part; or

            (3) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation which any Interested Stockholder votes for or consents to; or

            (4)     any  issuance   or  reclassification  of
securities (including any stock dividend, split or reverse  split
or  any   other  distribution  of securities   in    respect
of    stock), any recapitalization of the Corporation, any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into or rights, options or
warrants  to   acquire  Capital  Stock  or  equity securities of
any Subsidiary, that is beneficially owned  by   any  Interested
Stockholder  or  any Affiliate   or   Associate   of   any
Interested Stockholder; or

          (5)     any  agreement,   arrangement  or  other
understanding providing for any one or more of the actions specified in the foregoing clauses (1) to (4).

      (b) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock
which by its terms may be voted on  all   matters  submitted  to
stockholders  of  the Corporation generally.

      (c) The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

      (d) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (1) is, or has publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock or (2) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

      (e)   A person shall be a "beneficial owner" of, shall
"beneficially   own"   and   shall   have   "beneficial
ownership" of any Capital Stock (1) that such person or any of its Affiliates or Associates owns, directly or indirectly; (2) that such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire
(whether  such  right  is     exercisable immediately  or subject
only to the passage of time),  pursuant to  any agreement,
arrangement  or understanding  or   upon  the  exercise  of
conversion rights,  exchange   rights,  warrants  or  options,
or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any
shares  of Capital  Stock.   For the  purposes of determining
whether a person is an Interested Stockholder pursuant to paragraph (d) of this SECTION 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (e) of SECTION 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      (f) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Article FOURTEENTH
is  approved   by  the  Board  of Directors of  the Corporation
(the term "registrant" in Rule 12b-2 meaning in this case the Corporation).

      (g) The term "Subsidiary" means any company of which a majority of any class of equity securities are beneficially owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph
(d)  of   this  SECTION   3,  the  term "Subsidiary" shall  mean
only  a  company  of  which  a majority  of   each  class of
equity security is beneficially owned by the Corporation.

      (h) The term "Continuing Director," with respect to any particular Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of any
Interested  Stockholder,  means  any member of  the Board  of
Directors  of the  Corporation    (the "Board  of Directors"),
while such  person  is  a member of  the  Board  of  Directors,
who  is  not  an Affiliate,  Associate   or   representative   of
such Interested Stockholder and was a member of the Board of Directors prior to the time such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or
representative   of   such   Interested Stockholder and  is
recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

      (i) The term "Fair Market Value" means (1) in the case of cash, the amount of such cash; (2) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of such stock during the 30-day period preceding the date in question as
reported  by  the National  Association   of  Securities
Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such sale prices are available, the highest of the means between the last reported bid and asked price with respect to a share of such stock on each day during the 30-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or if not so reported, as determined by a member firm of the National Association of Securities Dealers, Inc. selected by the Continuing Directors, or if no such bid and asked prices are available, the fair market value on the date
in  question of  a share  of such stock as determined  in   good
faith   by  a  majority  of  the Continuing Directors;  and (3)
in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

      (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b) (1) (A) and (b)
(1) (B) of SECTION 2 of this Article FOURTEENTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

      (k)   The term  "Announcement Date"  means the date on
which  the   proposed  Business  Combination  is  first publicly
announced, disclosed or reported.

      (l) The term "Determination Date" means with respect to any Interested Stockholder the later of the date that this Article FOURTEENTH is approved by the Board of Directors of the
Corporation or  the date on which such  Interested   Stockholder
became   an  Interested Stockholder.

  SECTION 4. Powers of Directors. For the purpose of this Article FOURTEENTH, a majority of the Continuing Directors shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry,
all   questions   arising   under   this   Article FOURTEENTH,
including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article FOURTEENTH (collectively, a "Proposed Action") is with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested
Stockholder  or a person who thereafter  would   be  an
Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and (e) whether any transaction specified in paragraph (a) (2) of SECTION 3 of this Article FOURTEENTH meets the Substantial Part test set forth therein; except that a majority of the entire Board of Directors shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable investigation, whether a director is a "Continuing Director" as
defined  in paragraph (h) of SECTION  3   of  this   Article
FOURTEENTH.      Any   such determination made  in  good  faith
shall  be  binding  and conclusive on all parties.

  SECTION 5.    No Effect on Fiduciary Obligations.

  (a) Nothing contained in this Article FOURTEENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

  (b) The fact that any Business Combination complies with the provisions of SECTION 2 of this Article FOURTEENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its
adoption   or  approval  to  the  stockholders  of  the
Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

  SECTION 6. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article FOURTEENTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or any person who would thereafter be an Interested Stockholder or Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than two-thirds of the votes entitles to be cast by the holders of all of the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, unless such amendment, repeal or adoption is declared advisable by the affirmative vote of (a) two-thirds of the entire Board of Directors and (b) a majority of the Continuing Directors.

                    CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION
                                OF
               INTER-REGIONAL FINANCIAL GROUP, INC.

       The undersigned, the Senior Vice President, General Counsel and Secretary of Inter-Regional Financial Group, Inc. (the "Corporation") does hereby certify that in accordance with the requirements of Section 242 of the Delaware General Corporation Law, the stockholders of the Corporation adopted the following resolution on May 1, 1996, amending Article Fourth,
Section 1 of the Restated Certificate of Incorporation as follows:

       RESOLVED, that Article Fourth of the Restated Certificate of Incorporation be amended to increase the number of shares of Common Stock of the Company from 20,000,000 shares to 30,000,000 shares, so that the first paragraph of Section 1 of Article Fourth, as amended, will read as follows:

       FOURTH:  Section 1.  Shares, Classes and Series
Authorized. The total number of shares of stock which this Corporation has the authority to issue is 32,501,940 shares of stock, of which 30,000,000 shares of the par value of $.125 per share are designated Common Stock, and 2,000,000 shares of the par value of $1.00 per share are designated $1 Par Value Preferred Stock, 1,940 shares of the par value of $100 per share are designated 7% Convertible Preferred Stock and 500,000 shares of the par value of $16.00 per share are designated as $16 Par Value Preferred
Stock. The $1 Par Value Preferred Stock, the 7% Convertible Preferred Stock and the $16 Par Value Preferred Stock are herein collectively referred to as the "Preferred Stock."

       IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Carla J. Smith, its Senior Vice President, General Counsel and Secretary, and attested by Bentley J. Anderson, its Assistant Secretary, this 2nd day of May, 1996.

                                    Carla J. Smith
                                    --------------------------
                                    Carla J. Smith
                                    Senior Vice President,
                                    General Counsel and Secretary
Attest:

Bentley J. Anderson
----------------------
Bentley J. Anderson
Assistant Secretary


                   CERTIFICATE OF DESIGNATION
                               OF
          SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                               OF
                 INTERRA FINANCIAL INCORPORATED


     The undersigned hereby certifies that the Board of Directors of Interra Financial Incorporated (the "Corporation"), a corporation organized and existing under the Delaware General
Corporation Law, duly adopted the following resolution on April
30, 1997:

          RESOLVED, that a series of preferred stock of the Corporation is hereby created, and the designation and amount thereof and the relative rights and preferences of the shares of such series, are as set forth in Annex 1 appended hereto.

     IN WITNESS WHEREOF, I have subscribed my name this 30th day of April, 1997.

                               INTERRA FINANCIAL INCORPORATED

                               By  Carla J. Smith
                                   ---------------------
                                   Carla J. Smith

                               Its  Senior Vice President,
                                    Secretary and General Counsel

                                                          Annex 1

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Preferred Shares") and the number of shares constituting the Preferred Shares shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and any necessary stockholder approval; provided, however, that no decrease shall reduce the number of shares of Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Preferred Shares.

          Section 2.  Dividends and Distributions.

          (a) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Preferred Shares with respect to dividends, the holders of Preferred Shares, in preference to the holders of Common Stock, par value $.125 (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June,
September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Shares. In the event the Corporation shall at any time after April 30, 1997, declare or pay any dividend on the Common Stock payable in shares of
Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Preferred Shares as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Preferred Shares shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Shares from their date of issue. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.

          (a) Subject to the provision for adjustment hereinafter set forth, each Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after April 30, 1997, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein or by law, the holders of Preferred Shares and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
          (c) Except as set forth herein or required by law, holders of Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Shares as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

     (i)  declare  or   pay  dividends,   or   make   any   other
    distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
    up) to the Preferred Shares;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares, except dividends paid ratably on the Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
    up) to the Preferred Shares; or

     (iv) redeem or purchase or otherwise acquire for consideration any Preferred Shares, or any stock ranking on a parity with the Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares unless, prior thereto, the holders of Preferred Shares shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares, except distributions made ratably on the Preferred Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after April 30, 1997, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Shares were entitled immediately prior to such event under clause (1)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after April 30, 1997, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The Preferred Shares shall not be redeemable.

          Section 9. Rank. The Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's $1 Par Value Preferred Stock and any other class of the Corporation's Preferred Stock.

          Section 10. Fractional Shares. Preferred Shares may be issued in fractions of a share which are integral multiples of one one-hundredth of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Shares.

          Section 11. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or rights of the Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Shares, voting together as a single class.


               CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
                 INTERRA FINANCIAL INCORPORATED
                              INTO
              INTER-REGIONAL FINANCIAL GROUP, INC.


     Pursuant to  Section 253 of the Delaware General Corporation
Law, INTER-
REGIONAL FINANCIAL GROUP, INC., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     FIRST, that this Corporation owns all of the outstanding shares of stock of INTERRA FINANCIAL INCORPORATED, a corporation incorporated on this 4th day of February, 1997, pursuant to the laws of the State of Delaware.

     SECOND, that this Corporation by the following resolutions duly adopted by it's Board of Directors at a meeting held on this 4th day of February, 1997 determined to and did merge into itself
INTERRA FINANCIAL INCORPORATED:

          RESOLVED, that INTER-REGIONAL FINANCIAL GROUP, INC. does hereby merge into itself it's wholly owned subsidiary, INTERRA FINANCIAL INCORPORATED, and does hereby assumes all of the liabilities and obligations of such subsidiary.

          FURTHER  RESOLVED,   that  said   merger  shall  become
     affective upon the filing of a Certification of Ownership and Merger with the Secretary of State of the State of Delaware.

          FURTHER RESOLVED, that upon the effectiveness of said merger all of the outstanding shares of stock of INTERRA FINANCIAL INCORPORATED owned by this Corporation shall be canceled, and no securities of this Corporation or any other Corporation nor any money or other property shall be issued to this Corporation in exchange therefor.

          FURTHER RESOLVED, that upon effectiveness of said merger, the name of this Corporation shall be "INTERRA
     FINANCIAL INCORPORATED."

          FURTHER RESOLVED, that the proper officers of this Corporation be, and they are hereby, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of their adoption to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy to be recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger and change of name.

     IN  WITNESS   WHEREOF,  this  Corporation  has  caused  this
Certificate to  be signed  by its  Chairman and  Chief  Executive
Officer and attested by its Secretary this 4th day of February, 1997.

                    INTER-REGIONAL FINANCIAL GROUP, INC.


                    By   Irving Weiser
                         -----------------------------------
                         Irving Weiser
                         Chairman and Chief Executive Officer

Carla J. Smith
-------------------------------
Carla J. Smith, Secretary